THE DEWEY ELECTRONICS CORPORATION

_________________________________________



NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of THE DEWEY ELECTRONICS CORPORATION will be held at the office of the Corporation at 27 Muller Road, Oakland, New Jersey, on Wednesday,
December 6, 2000 at 10:30 A.M. (Eastern Standard Time) for the purposes of

(1) electing seven directors to serve until the next annual meeting of stockholders and until their successors shall be elected and shall qualify;

(2) transacting such other business as may properly come before the meeting or any adjournment or adjournments thereof.



The Board of Directors has fixed the close of business on October 20, 2000 as the record date for determination of stockholders entitled to notice of and to vote at the meeting.


If you will be unable to attend the meeting, you are respectfully requested to sign and return the accompanying proxy in the enclosed envelope.



                       					By Order of the Board of Directors

                             							FRANCES D. DEWEY

                              								Secretary


October 27, 2000






THE DEWEY ELECTRONICS CORPORATION
_______________________________________


PROXY STATEMENT


This proxy statement is furnished to the stockholders of The Dewey Electronics Corporation (hereinafter referred to as the "Corporation") in connection with the solicitation of proxies for the annual meeting of stockholders to be held on December 6, 2000. The mailing address of the Corporation's executive offices is 27 Muller Road, Oakland, New Jersey 07436, and its telephone number is (201) 337-4700. It is planned to commence the mailing of this proxy material to stockholders on or about October 27, 2000.

The enclosed proxy is solicited by the management of the Corporation.
A person giving the proxy has the power to revoke it at any time before its exercise, by notice to such effect delivered to the Secretary of the Corporation.

The Corporation will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of the mails, proxies may be solicited by personal interviews, by telephone or by electronic means.


It is important that your shares are represented at the meeting.

Whether or not you expect to attend the meeting, please be sure that the enclosed proxy card is properly completed, dated, signed and returned without delay in the enclosed envelope, which requires no postage if mailed in the United States. You may revoke your proxy at any time prior to the time it is voted.


VOTING SECURITIES OUTSTANDING

Shares of Common Stock, 1,339,531 of which were outstanding as of the close of business on August 31, 2000, are the only voting securities of the Corporation and are entitled to one vote per share.

Only holders of Common Stock of record at the close of business on October 20, 2000, will be entitled to vote at the annual meeting of stockholders.


The only person known by the Corporation to own of record or beneficially more than 5 % of the Common Stock of the Corporation is Mr. Gordon C. Dewey, who, as of August 31, 2000, owned of record and beneficially 480,411 shares of Common Stock constituting approximately 35.9% of the shares outstanding as of that date. In addition, as of August 31, 2000, 30,830 shares of Common Stock were owned of record by Mrs. Frances D. Dewey, Mr. Dewey's wife. If such shares were included in Mr. Dewey's holdings, he would be the beneficial owner of 511,241 shares, representing approximately 38.2% of the shares outstanding. However, Mr. Dewey disclaims any beneficial interest in such shares.



ELECTION OF DIRECTORS

At the annual meeting of stockholders, seven directors are to be elected, to serve for the ensuing year and until their respective successors are elected and qualify. The shares represented by the accompanying proxy will be voted for the election of Alexander A. Cameron, Frances D. Dewey, Gordon C. Dewey, John H.D. Dewey, John G. McQuaid, Pasquale A. Nolletti and Nathaniel Roberts, unless a contrary election is indicated. If any such nominee becomes unavailable for any reason, or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the accompanying proxy may be voted for such other person as may be determined by the holders of such proxies, or the Board of Directors may elect to reduce the number of directors. Directors are elected by a plurality of the votes cast. Votes withheld, and abstentions and broker non-votes, will not have the effect of votes cast either in favor of or in opposition to a nominee.



Information Concerning Directors and Nominees

The information appearing in the following table has been furnished to the Corporation by the persons referred to in the table. According to such persons, they have sole voting and investment power with respect to shares reported as beneficially owned (except as otherwise stated in Note (2) below). Ownership is given as of August 31, 2000.


Name        Age Principal
                Occupation
                During                       Number of
                Past Five                    Shares of
                Years                        Common Stock
                Other                        Beneficially
                Directorships                owned
                and Positions     Director   (and % of
                With Corporation  Since      Outstanding)

Alexander
  A. Cameron 78 President,        1964    12,649  (.9%)
                Key Research
                and Market
                Development, Inc.
                business consultants

Frances
  D. Dewey   73 Director of the   1955    30,830  (2.3%) (1)
                Corporation
                Secretary of the
                Corporation

Gordon
  C. Dewey   77 President and     1955   480,411 (35.9%)(2)
                Chief Executive
                Officer of the
                Corporation

John
  H.D. Dewey 35 Management        1999    40,617 (3.0%) (2)
                Consultant
                Monastery
                Graphics, Inc.
                Information Technology
                Consulting

John
  G. McQuaid 82 Counsel,          1955       431  (.03%)
                McCarthy, Fingar,
                Donovan, Drazen
                & Smith,
                attorneys
               (Assistant Secretary
                of the Corporation)

Pasquale A.
  Nolletti   72 Manufacturers'    1999       None (0%)
                Representative/
                Consultant
                MSA, Inc.
                Business Consultants

Nathaniel
  Roberts    34 General Manager   1999         1,475 (.11%)
                Callery-Judge Grove
                Citrus Suppliers

All Present Directors and
Officers as a Group                         546,830 (40.8%)


(1) Does not include shares of Common Stock owned by Mr. Gordon C. Dewey or shares transferred by Mrs. Dewey by gift to her children in August 2000.



(2) Includes 20,308 shares of Common Stock owned of record by a trust for the benefit of the daughter of Mr. and Mrs. Dewey, of which Mr. Dewey and John Dewey (Mr. Dewey's son) are trustees and share voting and investment power. It does not include shares of Common Stock owned by Mrs. Frances D. Dewey. If Mrs. Dewey's shares were included in
Mr. Dewey's holdings, he would be the beneficial owner of 511,241 shares, representing approximately 38.2% of the shares outstanding. However, Mr. Dewey disclaims any beneficial interest in such shares. See "Voting Securities Outstanding".


During the Corporation's last fiscal year, the Board of Directors held four meetings. Each director attended all meetings with the exception of Mrs. Dewey who did not attend one meeting.


The Corporation's current policy regarding compensation of directors is to pay $4,000 per annum plus $400 for each Board meeting attended. No payments for services as directors are made to Gordon C. Dewey or John G. McQuaid (who receive compensation as officers of the Corporation).


The Board has a Stock Option Committee which is composed of three members, Messrs. John H.D. Dewey, McQuaid and Cameron. The Committee administers the stock option plans of the Corporation. One meeting was held during the last fiscal year; all members attended.


The Board also has an Executive Compensation Committee composed of three members, Messrs. G.C. Dewey, Roberts and Cameron. The Committee administers executive compensation and held one meeting during the last fiscal year; all members attended the meeting.


	The Board does not have a nominating committee or an audit committee.


Summary Compensation Table


The following table sets forth the aggregate compensation paid by the Corporation during the Corporation's last three fiscal years to the only executive officer of the Corporation whose aggregate of salary and bonus compensation in any of such years exceeded $100,000.


Name and Principal Position    Fiscal  Salary   Bonus
                               Year

Gordon C. Dewey,               2000    $144,200 $30,000
  President and Chief          1999    $144,200 $20,000
  Executive Officer            1998    $144,200    None



The Corporation's executive officers are: Mr. Dewey, who has been the Corporation's chief executive officer since its inception; Thom A. Velto, age 50, who has been Treasurer of the Corporation since February 1990; Edward L. Proskey, age 44, who has been Vice President, Operations of the Corporation since June 1994; and Francis DeLorenzo, age 40, who was elected Vice President, Business Development and Marketing on June 3, 2000. Prior to such election, Mr. DeLorenzo had been employed by the Company since 1991 in various program management capacities.



Retirement Benefits

The Corporation has a non-contributory pension plan for all active employees, under which employees with 25 or more years of service can receive 20% of their average monthly earnings (based on earnings during the five years preceding retirement) up to a specified maximum of $850 per month and vested employees with lesser service receive lesser amounts. Mrs. Dewey and Mr. McQuaid do not participate in the plan. Mr. Dewey who has passed normal retirement age currently receives monthly benefit payments under the plan of $1,204; the other executive officers will receive the monthly maximum amount of $850 at retirement, based upon current compensation levels and assuming normal retirement at age 65.



Certain Relationships and Related Transactions

During 1988, Mr. Dewey lent the Corporation a total of $200,000. The loans, which are unsecured, provide for the payment of interest to Mr. Dewey at the fixed rate of 9%. The loans are repayable upon demand by Mr. Dewey, but are subordinate to the Corporation's term loan with Sovereign Bank, its principal lender.



Insurance Arrangements

The Corporation has insurance coverage under which its directors and officers (as well as the Corporation) are indemnified under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such directors and officers. The Corporation pays all premiums ($23,000 for a one-year period) to the insurer, the Federal Insurance Company of the Chubb Group of Insurance Companies.



INDEPENDENT PUBLIC ACCOUNTANTS

The principal accountant selected by the Board of Directors for the Corporation's urrent fiscal year is Deloitte & Touche LLP. It is expected that a representative of Deloitte & Touche LLP will be present at the annual meeting of stockholders with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.




STOCKHOLDER PROPOSALS

Any proposals of stockholders which are intended to be presented at the Corporation's next annual meeting of stockholders must be received by the Corporation for inclusion in the Corporation's proxy statement and form of proxy relating to such meeting not later than June 29, 2001.






DISCRETIONARY AUTHORITY

While the notice of annual meeting of stockholders calls for transaction of such other business as may come before the meeting, management has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The accompanying form of proxy gives discretionary authority, however, in the event that any additional matters should be presented.



                  					By Order of the Board of Directors


                         							FRANCES D. DEWEY

October 27, 2000	               				Secretary


REVOCABLE PROXY
THE DEWEY ELECTRONICS CORPORATION

__PLEASE MARK VOTES AS IN THIS EXAMPLE

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints GORDON C. DEWEY and FRANCES D. DEWEY, or either of them, with power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of The Dewey Electronics Corporation to be held on December 6, 2000 at 10:30 A.M. (Eastern Standard Time) and any adjournments thereof with all power which the undersigned would possess if personally present and to vote all shares of common stock of the Corporation held by the undersigned, which may be entitled to vote at said meeting upon the following matter and upon other matters as may come before the meeting.

1.  ELECTION OF DIRECTORS    FOR    WITHHOLD  FOR ALL EXCEPT
    (except as marked to the
     contrary below)

A. Cameron, F. Dewey, G.C. Dewey, John H.D. Dewey,
J. McQuaid, Pasquale A. Nolletti, Nathaniel Roberts

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below:
___________________________________


This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of the nominees listed above.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President, or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this   Date __________
Proxy in the box below.

_______________________________________________________
Stockholder sign above       Co-holder (if any sign above